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                        Company Contact:    Gary H. Schoenfeld
                                            President and
                                            Chief Executive Officer
                                            Vans, Inc.
                                            562/565-8267

FOR IMMEDIATE RELEASE
---------------------

                        Investor Relations: Chad A. Jacobs/Thomas Ryan
                                            Integrated Corporate Relations, Inc.
                                            203/222-9013


   VANS, INC. ANNOUNCES THE HIRING OF ANDREW J. GREENEBAUM AS NEW SENIOR VICE
                PRESIDENT OF FINANCE AND CHIEF FINANCIAL OFFICER


Santa Fe Springs, California, April 17, 2001--Vans, Inc. (NASDAQ: VANS) today announced the hiring of Andrew J. Greenebaum to the new position of Senior Vice President Finance and Chief Financial Officer. Mr. Greenebaum resigned last week as Senior Vice President and Chief Financial Officer of eCompanies, a leading internet incubator and venture capital fund founded by Sky Dayton and Jake Winebaum, which is backed by a consortium of strategic investors including Disney, Sprint, Times Mirror, Goldman Sachs, and KKR. Mr. Kyle Wescoat will continue as Vice President of Finance of Vans while transitioning with Mr. Greenebaum.

After receiving his MBA from Dartmouth's Amos Tuck School, Mr. Greenebaum spent eight years in the Treasury and Strategic Planning groups of The Walt Disney Company (NYSE: DIS). Prior to joining eCompanies in 1999, Mr. Greenebaum served as Executive Vice President and Chief Financial Officer of Sirius Satellite Radio, a NASDAQ listed radio satellite company. Mr. Greenebaum's career has included the launch of 14 internet start-ups and the raising of more than $1 billion for Sirius, as well as direct involvement in a number of Disney businesses including both Disneyland Paris and Hong Kong Disney, the acquisition of the California Angels baseball team, Disney Cruise Ships, and Disney's California Adventure theme park. In his first year at Disney, Mr. Greenebaum managed the company's foreign currency exposures.

"Andrew's broad financial experience including international and entertainment, communication and the rapidly evolving world of on-line and e-commerce, is a great fit with the future growth of our company," said Gary H. Schoenfeld, President and Chief Executive Officer. "I believe the addition of Andrew along with Art Carver our Senior Vice President Global Operations who joined us earlier this year, has helped to create an excellent team internally to support the exciting brand building, merchandising, retail and entertainment opportunities that have and will continue to drive our success."*

Mr. Schoenfeld continued, "Certainly the Chief Financial Officer is an important position in any good sized growing business. I want to personally thank Kyle Wescoat for his hard work and substantial contribution over the last five years and I look forward to the benefit of his continued involvement during this transition with Andrew."

Vans, Inc. is a leading branded lifestyle company for the youth market. Vans reaches its 10 to 24 year-old target consumers through the sponsorship of Core Sports,(TM) such as skateboarding, snowboarding, surfing and wakeboarding, and through major entertainment events and venues, such as the VANS Triple Crown(TM) Series, the VANS Warped Tour,(TM) the VANS World Amateur Skateboarding Championships, six VANS mega skate parks, and the VANS High Cascade Snowboard Camp,(TM) located on Mt. Hood. The Company operates 140 retail stores in the U.S. and Europe, and designs, markets and distributes active-casual footwear, clothing and accessories, performance footwear for Core Sports, (TM) snowboard boots, step-in snowboard boot bindings, and outerwear worldwide.


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*This is a forward-looking statement about the Company's future sales and earnings performance. Actual sales and earnings results for these periods may vary significantly and could be impacted by a number of important factors, including but not limited to: (i) the ongoing consolidation of the retail segment of the footwear industry; (ii) the occurrence of downward trends in the U.S. economy, foreign economies and the footwear industry, or the occurrence of events that adversely affect the world economy in general; (iii) the ability of the Company to continue to expand and grow its retail business; (iv) changes in the fashion preferences of the Company's target customers and the Company's ability to anticipate and respond to such changes; (v) increasing competition in all lines of the Company's business from both large, well-established companies with significant financial resources and brand recognition, and smaller niche competitors who market exclusively to the Company's target customers; (vi) the cancellation of orders which could alter bookings numbers; (vii) the fluctuation of foreign currencies in relation to the U.S. dollar, including particularly, the impact of the euro on the Company's growing European business; and (viii) whether future skateparks opened by the Company will be as successful as the Company's current parks. Many of these factors, and others, are discussed more extensively in the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended May 31, 2000, as amended, which is filed with the Securities and Exchange Commission.